UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 25, 2011

PAXTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) obtaining proper licenses, (ii) obtaining positive drilling results, (iii) obtaining proof of commercially recoverable amounts of minerals in the property, (iv) obtaining sufficient cash to test the property for minerals and obtaining licenses, (v) securing capital for general working purposes, (vi) the value of the minerals in the open market, (vii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (viii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Paxton Energy, Inc. (the “Company”), are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2011, Paxton Energy, Inc. (the “Company”) entered into an Asset Sale Agreement (the “Agreement”) with Black Sands Energy, LLC, a limited liability company (“Black Sands”).  Pursuant to the Agreement, the Company agreed to purchase 50% of Black Sands’ rights, title and interests in and to certain assets of Black Sands (collectively, the “Assets”).  All terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.  The Agreement is attached hereto as Exhibit 2.1.

Pursuant to the Agreement, the Company agreed to assume certain liabilities and obligations, whereas Black Sands agreed to retain and be responsible for discharging all obligations and liabilities currently associated with the Assets.

As partial consideration for the sale of the Assets, the Company agreed to pay Black Sands $3,250,000, to issue it 2,500,000 restricted shares of the Company’s common stock, and to deposit an additional $3,000,000 into the Redwater/Maud/Recompletion/Rework escrow account by no later than December 30, 2011.

The Agreement contains a number of conditions to closing, including but not limited to the following:

(i)	Each of the Company and Black Sands shall have performed and complied with all terms of the Agreement required to be performed or complied with by it at or prior to Closing;

(ii)
No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by a party or any of its affiliates;

(iii)
The representations and warranties contained in made by each of the Company and Black Sands to each other shall be true and correct in all material respects on the closing date as though made on and as of the closing date; and

(iv)	The satisfaction of the due diligence to be performed by the Company on certain matters, including with specific reference Black Sands’ title to the Assets.

There can be no assurance that the Agreement will close by December 31, 2011, the expected closing date, or at all.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K. The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 20011 and its Quarterly Report for its fiscal quarter ended June 30, 2011 is incorporated herein by reference.

Exhibit No.	Description

2.1	Form of Asset Sale Agreement

99.1	Press Release, dated October 25, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAXTON ENERGY, INC.

Date: October 31, 2011	By: /s/ CHARLES F. VOLK, JR.
Charles F. Volk, Jr.
Chief Executive Officer